UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2024

EQT Infrastructure Company LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56691	99-3884445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 45th Floor, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(917) 281-0850

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Geoffrey Roberts, Patricia Glassford and Russell Steenberg as Independent Directors

On December 19, 2024, pursuant to a written consent, EQT Holdings AB, the holder of all outstanding Class Q Shares of EQT Infrastructure Company LLC (the “Company”), increased the size of the Board of Directors (the “Board”) of the Company to six directors and appointed Geoffrey Roberts, Patricia Glassford and Russell Steenberg as directors, effective immediately, to fill the vacancies created by such increase, to serve until each director’s successor is duly appointed and qualified or earlier resignation, removal or other cessation. Additionally, the Board (i) appointed Mr. Roberts, Ms. Glassford and Mr. Steenberg as members of the Audit Committee of the Board (with Ms. Glassford serving as chairperson) and (ii) designated each of Mr. Roberts, Ms. Glassford and Mr. Steenberg as an independent director based on the independence standards of the New York Stock Exchange Listed Company Manual.

The newly appointed independent directors will be compensated in accordance with the Company’s compensation policy, when adopted, which is expected to provide for payment to each independent director of: (i) $150,000 (payable in $100,000 in cash and $50,000 in Class T Shares of the Company) per year (prorated for any partial year) and (ii) an additional fee of $10,000 per year for the Chair of the Audit Committee. Each of the independent directors is also expected to enter into a customary indemnification agreement that the Company expects to provide for directors and executive officers.

Appointment of Michael Hennen as Chief Operating Officer

On December 19, 2024, the Board appointed Michael Hennen as Chief Operating Officer (principal operating officer), effective immediately.

Mr. Hennen, 48, joined EQT in October 2023 as a Managing Director, Product Development, Americas Private Wealth Capital Raising and has served as Chief Operating Officer of EQT Private Equity Company LLC since December 2024. Before joining EQT, Mr. Hennen served as Executive Director and Co-Head of U.S. Wealth Management Business Development at LGT Capital Partners from March 2020 to February 2023. Prior to this, Mr. Hennen was a Partner and Chief Investment Officer at Hatteras Funds from April 2009 to March 2020. Earlier in his career, Mr. Hennen spent more than nine years at Morgan Stanley and began his career at Morningstar Inc. Mr. Hennen holds a Bachelor of Business Administration in Finance from Western Michigan University, is a CFA charterholder, and holds FINRA Series 3, 7, 30, and 63 licenses.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT INFRASTRUCTURE COMPANY LLC

By:	/s/ Bethany Oleynick
Name:	Bethany Oleynick
Title:	Legal Director and Secretary

Date: December 19, 2024

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